As filed with the Securities and Exchange Commission on December 20, 1996.

                                                            File No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       NEUROBIOLOGICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         94-3049219
--------------------------------                       ----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)


    1387 Marina Way South
    Richmond, California                                        94804
--------------------------------                       ----------------------
    (Address of Principal                                     (Zip Code)
     Executive Offices)


             AMENDED AND RESTATED NEUROBIOLOGICAL TECHNOLOGIES, INC.
             -------------------------------------------------------
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plan)


                                                         Copy to:
            JEFFREY S. PRICE                       THOMAS E. SPARKS, JR.
  President and Chief Executive Officer               JOHN L. DONAHUE
             NEUROBIOLOGICAL                          SALLY BRAMMELL
           TECHNOLOGIES, INC.                    PILLSBURY MADISON & SUTRO
          1387 Marina Way South                    Post Office Box 7880
       Richmond, California 94804             San Francisco, California 94120
             (510) 215-8000                           (415) 983-1000
----------------------------------------      -------------------------------
      (Name, address and telephone
      number, including area code,
          of agent for service)


                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum             Proposed Maximum
   Title of Securities           Amount To Be            Offering Price Per           Aggregate Offering               Amount of
    To Be Registered              Registered                  Share(1)                     Price(1)                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                       50,000 shares             $4.00                       $200,000                     $60.61
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the registration fee was computed on the basis of the market value of the Common Stock, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such Common Stock as reported on the Nasdaq National Market System on December 19, 1996.

                                ----------------


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 16, 1994 File No. 33-75392 is hereby incorporated by reference.


Incorporation of Documents by Reference

         The following  documents  filed by Registrant  with the  Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

         (1) Registrant's Annual Report on Form 10-KSB (File No. 0-23280) for the fiscal year ended June 30, 1996, which contains, among other things, the financial statements of Registrant for the fiscal year ended June 30, 1996, together with the report thereon of Ernst & Young LLP, independent auditors.

         (2) Registrant's Quarterly Report on Form 10-QSB (File No. 0-23280) for the quarter ended September 30, 1996.

         (3) The  description  of   Registrant's   common   stock  contained  in
Registrant's Registration Statement on Form 8-A filed January 14, 1994 (File No. 0-23280).

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on December 20, 1996.

                                        NEUROBIOLOGICAL TECHNOLOGIES, INC.


                                        By     /s/ Jeffrey S. Price
                                           -------------------------------------
                                                 Jeffrey S. Price, Ph.D.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Price or Shawn K. Johnson his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                                  Title                        Date
      -----------                                 -----                        ----
/s/ Jeffrey S. Price                    President, Chief Executive        December 20, 1996
----------------------------            Officer (Principal Executive
  Jeffrey S. Price, Ph.D.               Officer) and Director


/s/ Shawn K. Johnson                    Director of Finance (Principal    December 20, 1996
----------------------------            Financial Officer and
    Shawn K. Johnson                    Accounting Officer)


/s/ Abraham E. Cohen                    Chairman of the Board            December 20, 1996
----------------------------
    Abraham E. Cohen


/s/ Enoch Callaway                      Director                         December 20, 1996
----------------------------
 Enoch Callaway, M.D.




                                       -3-









----------------------------            Director                         December ___, 1996
  Theodore L. Eliot, Jr.


/s/ Lawrence G. Mohr, Jr.               Director                         December 20, 1996
----------------------------
   Lawrence G. Mohr, Jr.


/s/  John B. Stuppin
----------------------------            Director                         December 20, 1996
    John B. Stuppin



                                INDEX TO EXHIBITS




Exhibit
Number      Exhibit
-------     -------
5.1         Opinion regarding legality of securities to be offered.
10.1        Amended and Restated Neurobiological Technologies, Inc. Employee
            Stock Purchase Plan
23.1        Consent of Ernst & Young LLP, Independent Auditors
23.2        Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
24.1        Power of Attorney (see page 3).